UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2018 (August 22, 2018)

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2018, Gladstone Investment Corporation (the “Company”), through its wholly-owned subsidiary Gladstone Business Investment, LLC, entered into Amendment No. 4 (the “Amendment”) to its Fifth Amended and Restated Credit Agreement with KeyBank National Association, as administrative agent, swingline lender, managing agent and lead arranger, Gladstone Management Corporation, the Company’s adviser, as servicer, and certain other lenders party thereto (together with the Amendment, the “Credit Facility”).

Among other things, the Amendment:

•	Increases the facility size from $165.0 million to $200.0 million, which may be expanded to $300.0 million through additional commitments;

•	Extends the revolving period from November 15, 2019 to August 22, 2021;

•	Extends the maturity date from November 15, 2021 to August 22, 2023, at which time all principal and interest will be due and payable;

•

Reduces the interest rate margin by 30 basis points from 3.15% to 2.85% during the revolving period (ending August 21, 2021), after which the margin increases to 3.10% for a one year period, and to 3.35% for the remaining term of the Credit Facility thereafter;

•

Changes the unused commitment fee from 0.50% on the portion of the total unused commitment amount that is less than or equal to 45% of the total commitments and 0.80% on the total unused commitment amount that is greater than 45% to: 0.50% when the average unused commitment amount for the reporting period is equal to or less than 50%, 0.75% when the average unused commitment amount for the reporting period is greater than 50%, but less than or equal to 65%, and 1.00% when the average unused commitment amount for the reporting period is greater than 65%; and

•

Reduces the minimum asset coverage with respect to senior securities representing indebtedness from 200% to 150% (or such percentage as may be set forth in the Investment Company Act of 1940, as amended).

The Credit Facility continues to include customary terms, covenants, events of default and constraints on borrowing availability based on collateral tests for a credit facility of its size and nature.

The foregoing summary of the Credit Facility is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company also issued a press release announcing the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(c)    Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to Fifth Amended and Restated Credit Agreement, dated as of August 22, 2018 by and among Gladstone Business Investment, LLC, as Borrower, Gladstone Management Corporation, as Servicer, Keybank National Association, as administrative agent, swingline lender, managing agent and lead arranger and certain other lenders party thereto.

99.1	Press Release issued by Gladstone Investment Corporation dated August 23, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)

August 23, 2018	By:	/s/ Julia Ryan
Julia Ryan, Chief Financial Officer and Treasurer